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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in Registration Statement Nos. 333-38560, 333-32586, and 333-92119 on Form S-3 and Registration Statement
No. 333-44786 on Form S-8 of HomeSeekers.com, Incorporated of our report dated July 22, 1999 and August 4, 1999 on the consolidated balance sheet of HomeSeekers.com, Inc. as of June 30, 1999, and the related statements of operations, stockholders' deficit and cash flows for the year then ended, appearing in this Annual Report on Form 10-KSB and Form 10-KSB/A (Amendment
No. 1) of HomeSeekers.com, Incorporated for the year ended June 30, 2000.



ALBRIGHT, PERSING & ASSOCIATES, LTD.



Reno, Nevada
October 30, 2000